Exhibit 99.1

MFA
FINANCIAL, INC.

One Vanderbilt Ave.
New York, New York 10017

PRESS RELEASE		FOR IMMEDIATE RELEASE

February 19, 2025		NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com	NYSE: MFA
212-207-6488
www.mfafinancial.com

MEDIA CONTACT:	H/Advisors Abernathy
Tom Johnson
212-371-5999

MFA Financial, Inc. Announces Fourth Quarter and Full Year 2024 Financial Results

NEW YORK - MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the fourth quarter and full year ended December 31, 2024:

Fourth Quarter 2024 Financial Results:

●	MFA generated GAAP net income to common stockholders and participating securities for the fourth quarter of $(2.3) million, or $(0.02) per basic and diluted common share.

●	Distributable earnings, a non-GAAP financial measure, were $40.8 million, or $0.39 per basic common share. MFA paid a regular cash dividend of $0.35 per common share on January 31, 2025.

●	GAAP book value at December 31, 2024 was $13.39 per common share. Economic book value, a non-GAAP financial measure, was $13.93 per common share.

●	Total economic return was (1.2)% for the fourth quarter.

●	MFA closed the quarter with unrestricted cash of $338.9 million.

Full Year 2024 Highlights:

●	GAAP net income to common stockholders and participating securities was $86.4 million, or $0.83 per basic common share and $0.82 per diluted common share, up from $47.3 million, or $0.46 per basic and diluted common share, in 2023.

●	Distributable earnings were $1.57 per basic common share in 2024, down from $1.62 per share in 2023.

●	MFA paid quarterly dividends of $0.35 per common share throughout 2024, totaling $1.40 per common share.

●	Total economic return was 5.2% for 2024.

●	Asset yield averaged 6.64% in 2024, up from 6.16% in 2023.

●	Interest income rose to $724.0 million from $605.6 million in 2023.

●	Loan acquisition activity of $2.6 billion during 2024 included $1.2 billion of Non-QM loans, $991.5 million of Single-family transitional loans (including draws), $331.7 million of Single-family rental (SFR) loans and $145.0 million of Multifamily transitional loans (including draws).

●	MFA added $932.2 million of Agency MBS throughout 2024.

●	MFA completed eight securitizations in 2024 collateralized by $2.4 billion unpaid principal balance (UPB) of loans, including $1.1 billion UPB of Non-QM loans, $699.2 million UPB of Legacy RPL/NPL loans, and $599.0 million UPB of Transitional loans.

●	Lima One mortgage banking income totaled $32.9 million.

“Our total economic return was (1.2)% in the fourth quarter to cap another volatile year for fixed-income investors,” stated Craig Knutson, MFA’s Chief Executive Officer. “Although sharply higher Treasury yields negatively impacted our book value during the quarter, we took advantage of market conditions to acquire $1.2 billion of loans and securities at attractive levels. This included $470 million of Non-QM residential loans at an average coupon of 7.8% and average LTV of 67%. Lima One originated $236 million of new business purpose loans. In addition, we purchased $463 million of Agency MBS at spreads that remain historically wide, bringing that portfolio to $1.4 billion at year-end.”

Reflecting on the year, Mr. Knutson added: “Although our total economic return was a relatively modest 5.2%, 2024 was an important year as we positioned the company for the future. We announced key leadership changes at both MFA and Lima One, issued $190 million of senior unsecured notes to replace our maturing convertible notes, completed eight loan securitizations, significantly expanded our Agency MBS position and initiated programmatic sales of newly-originated SFR loans to third-party investors. We made over $3.5 billion of investments throughout the year at compelling yields without meaningfully increasing our exposure to recourse or mark-to-market borrowing. We believe the normalization of the yield curve should benefit us and other mortgage investors in 2025 and beyond.”

Q4 2024 Portfolio Activity

●	Non-QM loan acquisitions totaled $470.1 million, growing MFA’s Non-QM portfolio to $4.4 billion at December 31, 2024.

●	Lima One funded $151.1 million of new business purpose loans with a maximum loan amount of $235.9 million. Further, $108.1 million of draws were funded on previously originated Transitional loans. Lima One generated $8.5 million of mortgage banking income.

●	MFA added $462.9 million of Agency MBS during the quarter, bringing its Agency MBS portfolio to $1.4 billion.

●	Asset dispositions included $141.2 million of seasoned Non-QM loans and $110.9 million of newly originated SFR loans. MFA also sold 63 REO properties in the fourth quarter for aggregate proceeds of $17.1 million.

●	60+ day delinquencies (measured as a percentage of UPB) for MFA’s residential loan portfolio increased to 7.5% from 6.7% in the third quarter.

●	MFA completed three loan securitizations during the quarter, collateralized by over $1.0 billion UPB of Non-QM, Transitional and Legacy RPL/NPL loans, bringing its total securitized debt to approximately $5.8 billion.

●	MFA added $277.5 million of interest rate swaps and $450.0 million of swaps matured, bringing its swap position to a notional amount of $3.3 billion. At December 31, 2024, these swaps had a weighted average fixed pay interest rate of 2.20% and a weighted average variable receive interest rate of 4.49%.

●	MFA estimates the net effective duration of its investment portfolio at December 31, 2024 declined to 1.02 from 1.16 at September 30, 2024.

●	MFA’s Debt/Net Equity Ratio was 5.0x while recourse leverage was 1.7x at December 31, 2024.

Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Wednesday, February 19, 2025, at 11:00 a.m. (Eastern Time) to discuss its fourth quarter 2024 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities and other real estate assets. Through its wholly-owned subsidiary, Lima One Capital, MFA also originates and services business purpose loans for real estate investors. MFA has distributed $4.8 billion in dividends to stockholders since its initial public offering in 1998. MFA is an internally-managed, publicly-traded real estate investment trust.

The following table presents MFA’s asset allocation as of December 31, 2024, and the fourth quarter 2024 yield on average interest-earning assets, average cost of funds and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At December 31, 2024	Business purpose loans (1)	Non-QM loans	Legacy RPL/ NPL loans	Securities, at fair value	Other, net (2)	Total
(Dollars in Millions)
Asset Amount	$3,394	$4,289	$1,076	$1,538	$764	$11,061
Receivable/(Payable) for Unsettled Transactions	—	—	—	(63)	—	(63)
Financing Agreements with Non-mark-to-market Collateral Provisions	(577)	—	—	—	—	(577)
Financing Agreements with Mark-to-market Collateral Provisions	(616)	(591)	(45)	(1,279)	(69)	(2,600)
Securitized Debt	(1,651)	(3,227)	(916)	—	(1)	(5,795)
Senior Notes	—	—	—	—	(184)	(184)
Net Equity Allocated	$550	$471	$115	$196	$510	$1,842
Debt/Net Equity Ratio (3)	5.2	x	8.1	x	8.4	x	6.8	x	5.0	x

For the Quarter Ended December 31, 2024
Yield on Average Interest Earning Assets (4)	7.73%	5.63%	7.52%	6.05%	6.46%
Less Average Cost of Funds (5)	(5.59)	(3.76)	(4.04)	(3.34)	(4.47)
Net Interest Rate Spread	2.14%	1.87%	3.48%	2.71%	1.99%

(1)	Includes $1.1 billion of Single-family transitional loans, $0.9 billion of Multifamily transitional loans and $1.4 billion of Single-family rental loans.

(2)	Includes $338.9 million of cash and cash equivalents, $262.4 million of restricted cash, $52.1 million of Other loans and $16.8 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.

(3)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.

(4)	Yields reported on our interest earning assets are calculated based on the interest income recorded and the average amortized cost for the quarter of the respective asset. At December 31, 2024, the amortized cost of our Securities, at fair value, was $1.5 billion. In addition, the yield for residential whole loans was 6.64%, net of one basis point of servicing fee expense incurred during the quarter. For GAAP reporting purposes, such expenses are included in Loan servicing and other related operating expenses in our statement of operations.

(5)	Average cost of funds includes interest on financing agreements, Convertible Senior Notes, 8.875% Senior Notes, 9.00% Senior Notes, and securitized debt. Cost of funding also includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our interest rate swap agreements (or Swaps). While we have not elected hedge accounting treatment for Swaps and accordingly net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended December 31, 2024, this decreased the overall funding cost by 107 basis points for our overall portfolio, 101 basis points for our Residential whole loans, 80 basis points for our Business purpose loans, 136 basis points for our Non-QM loans, 19 basis points for our Legacy RPL/NPL loans, and 168 basis points for our Securities, at fair value.

The following table presents the activity for our residential mortgage asset portfolio for the three months ended December 31, 2024:

Table 2 - Investment Portfolio Activity Q4 2024

(In Millions)	September 30, 2024	Runoff (1)	Acquisitions (2)	Other (3)	December 31, 2024	Change
Residential whole loans and REO	$9,154	$(590)	$729	$(351)	$8,942	$(212)
Securities, at fair value	1,140	(38)	463	(27)	1,538	398
Totals	$10,294	$(628)	$1,192	$(378)	$10,480	$186

(1)	Primarily includes principal repayments and sales of REO.

(2)	Includes draws on previously originated Transitional loans.

(3)	Primarily includes sales, changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans:

Table 3 - Portfolio Composition/Residential Whole Loans

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Business purpose loans:
Single-family transitional loans (1)	$22,430	$35,467	$1,078,425	$1,157,732	$1,100,855	$1,193,199
Multifamily transitional loans	—	—	938,926	1,168,297	938,926	1,168,297
Single-family rental loans	108,203	172,213	1,248,197	1,462,583	1,356,400	1,634,796
Total Business purpose loans	$130,633	$207,680	$3,265,548	$3,788,612	$3,396,181	$3,996,292
Non-QM loans	722,392	843,884	3,568,694	2,961,693	4,291,086	3,805,577
Legacy RPL/NPL loans	457,654	498,671	624,895	705,424	1,082,549	1,204,095
Other loans	—	—	52,073	55,779	52,073	55,779
Allowance for Credit Losses	(10,665)	(20,451)	—	—	(10,665)	(20,451)
Total Residential whole loans	$1,300,014	$1,529,784	$7,511,210	$7,511,508	$8,811,224	$9,041,292
Number of loans	5,582	6,326	18,588	19,075	24,170	25,401

(1)	Includes $442.4 million and $471.1 million of loans collateralized by new construction projects at origination as of December 31, 2024 and December 31, 2023, respectively.

Table 4 - Yields and Average Balances/Residential Whole Loans

	For the Three-Month Period Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(Dollars in Thousands)	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Business purpose loans:
Single-family transitional loans	$26,733	$1,125,631	9.50%	$28,486	$1,196,227	9.53%	$26,403	$1,160,115	9.10%
Multifamily transitional loans	20,474	1,040,093	7.87%	23,479	1,145,051	8.20%	21,956	1,089,858	8.06%
Single-family rental loans	23,124	1,474,552	6.27%	26,333	1,616,723	6.52%	25,597	1,702,940	6.01%
Total business purpose loans	$70,331	$3,640,276	7.73%	$78,298	$3,958,001	7.91%	$73,956	$3,952,913	7.48%
Non-QM loans	62,885	4,464,657	5.63%	58,467	4,279,297	5.47%	51,997	4,111,426	5.06%
Legacy RPL/NPL loans	19,085	1,014,917	7.52%	20,139	1,040,010	7.75%	23,322	1,130,767	8.25%
Other loans	467	66,186	2.82%	502	67,070	2.99%	512	69,436	2.95%
Total Residential whole loans	$152,768	$9,186,036	6.65%	$157,406	$9,344,378	6.74%	$149,787	$9,264,542	6.47%

Table 5 - Net Interest Spread/Residential Whole Loans

	For the Three-Month Period Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Business purpose loans
Net Yield (1)	7.73%	7.91%	7.48%
Cost of Funding (2)	5.59%	5.65%	5.55%
Net Interest Spread	2.14%	2.26%	1.93%

Non-QM loans
Net Yield (1)	5.63%	5.47%	5.06%
Cost of Funding (2)	3.76%	3.47%	3.34%
Net Interest Spread	1.87%	2.00%	1.72%

Legacy RPL/NPL loans
Net Yield (1)	7.52%	7.75%	8.25%
Cost of Funding (2)	4.04%	4.08%	3.28%
Net Interest Spread	3.48%	3.67%	4.97%

Total Residential whole loans
Net Yield (1)	6.65%	6.74%	6.47%
Cost of Funding (2)	4.50%	4.45%	4.29%
Net Interest Spread	2.15%	2.29%	2.18%

(1)	Reflects annualized interest income on Residential whole loans divided by average amortized cost of Residential whole loans. Excludes servicing costs.

(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt. Cost of funding shown in the table above includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended December 31, 2024, this decreased the overall funding cost by 101 basis points for our Residential whole loans, 80 basis points for our Business purpose loans, 136 basis points for our Non-QM loans, and 19 basis points for our Legacy RPL/NPL loans. For the quarter ended September 30, 2024, this decreased the overall funding cost by 131 basis points for our Residential whole loans, 101 basis points for our Business purpose loans, 175 basis points for our Non-QM loans, and 56 basis points for our Legacy RPL/NPL loans. For the quarter ended December 31, 2023, this decreased the overall funding cost by 140 basis points for our Residential whole loans, 105 basis points for our Business purpose loans, 177 basis points for our Non-QM loans, and 112 basis points for our Legacy RPL/NPL loans.

Table 6 - Credit-related Metrics/Residential Whole Loans

December 31, 2024

			Unpaid Principal	Weighted Average	Weighted Average Term to	Weighted Average	Weighted Average	Aging by UPB				60+	60+
(Dollars	Asset	Fair	Balance	Coupon	Maturity	LTV	Original		Past Due Days			DQ	LTV
In Thousands)	Amount	Value	(“UPB”)	(1)	(Months)	Ratio (2)	FICO (3)	Current	30-59	60-89	90+	%	(4)
Business purpose loans:
Single-family transitional (4)	$1,099,466	$1,099,700	$1,106,631	10.44%	5	67%	750	$957,266	$33,393	$15,964	$100,008	10.5%	79%
Multifamily transitional (4)	938,926	938,926	976,964	9.17%	6	64%	751	870,525	20,815	—	85,624	8.8%	79%
Single-family rental	1,356,034	1,355,965	1,416,705	6.36%	321	68%	739	1,346,312	15,661	5,445	49,287	3.9%	99%
Total Business purpose loans	$3,394,426	$3,394,591	$3,500,300	8.43%		67%		$3,174,103	$69,869	$21,409	$234,919	7.3%
Non-QM loans	4,288,961	4,258,298	4,408,660	6.50%	339	64%	735	4,114,436	124,765	50,619	118,840	3.8%	66%
Legacy RPL/NPL loans	1,075,764	1,090,991	1,222,258	5.15%	253	55%	647	831,844	129,081	45,074	216,259	21.4%	63%
Other loans	52,073	52,073	63,614	3.44%	320	65%	758	62,998	616	—	—	—%	—%
Residential whole loans, total or weighted average	$8,811,224	$8,795,953	$9,194,832	7.06%		64%		$8,183,381	$324,331	$117,102	$570,018	7.5%

(1)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees.

(2)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. Excluded from the calculation of weighted average LTV are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful.

(3)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.

(4)	For Single-family and Multifamily transitional loans, the LTV presented is the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, where available. At December 31, 2024, for certain Single-family and Multifamily Transitional loans totaling $445.6 million and $252.1 million, respectively, an after repaired valuation was not available. For these loans, the weighted average LTV is calculated based on the current unpaid principal balance and the as-is value of the collateral securing the related loan.

Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on our portfolio, including the impact of Swaps and securitized debt and other fixed rate debt, based on the assets in our investment portfolio at December 31, 2024. All changes in value are measured as the percentage change from the projected portfolio value under the base interest rate scenario at December 31, 2024.

Change in Interest Rates	Percentage Change in Net Portfolio Value	Percentage Change in Total Stockholders’ Equity
+100 Basis Point Increase	(1.28)%	(7.91)%
+ 50 Basis Point Increase	(0.57)%	(3.54)%
Actual at December 31, 2024	—%	—%
- 50 Basis Point Decrease	0.44%	2.72%
-100 Basis Point Decrease	0.75%	4.62%

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	December 31, 2024	December 31, 2023
Assets:
Residential whole loans, net ($7,511,210 and $7,511,508 held at fair value, respectively) (1)	$8,811,224	$9,041,292
Securities, at fair value	1,537,513	746,090
Cash and cash equivalents	338,931	318,000
Restricted cash	262,381	170,211
Other assets	459,555	497,097
Total Assets	$11,409,604	$10,772,690

Liabilities:
Financing agreements ($5,516,005 and $4,633,660 held at fair value, respectively)	$9,155,461	$8,536,745
Other liabilities	412,351	336,030
Total Liabilities	$9,567,812	$8,872,775

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 8,050 shares authorized; 8,000 shares issued and outstanding ($200,000 aggregate liquidation preference)	$80	$80
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 12,650 shares authorized; 11,000 shares issued and outstanding ($275,000 aggregate liquidation preference)	110	110
Common stock, $0.01 par value; 874,300 and 874,300 shares authorized; 102,083 and 101,916 shares issued and outstanding, respectively	1,021	1,019
Additional paid-in capital, in excess of par	3,711,046	3,698,767
Accumulated deficit	(1,879,941)	(1,817,759)
Accumulated other comprehensive income	9,476	17,698
Total Stockholders’ Equity	$1,841,792	$1,899,915
Total Liabilities and Stockholders’ Equity	$11,409,604	$10,772,690

(1)	Includes approximately $6.9 billion and $5.7 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at December 31, 2024 and December 31, 2023, respectively. Such assets can be used only to settle the obligations of each respective VIE.

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In Thousands, Except Per Share Amounts)	2024	2023	2024	2023
	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$152,768	$149,787	$633,556	$537,883
Securities, at fair value	19,746	13,175	61,110	42,376
Other interest-earning assets	717	1,467	7,058	9,027
Cash and cash equivalent investments	5,097	5,448	22,241	16,311
Interest Income	$178,328	$169,877	$723,965	$605,597

Interest Expense:
Asset-backed and other collateralized financing arrangements	$122,996	$119,665	$500,026	$413,517
Other interest expense	4,530	3,748	21,208	15,601
Interest Expense	$127,526	$123,413	$521,234	$429,118

Net Interest Income	$50,802	$46,464	$202,731	$176,479

Reversal/(Provision) for Credit Losses on Residential Whole Loans	$(398)	$7,876	$3,084	$8,853
Reversal/(Provision) for Credit Losses on Other Assets	—	—	(1,135)	—
Net Interest Income after Reversal/(Provision) for Credit Losses	$50,404	$54,340	$204,680	$185,332

Other Income/(Loss), net:
Net gain/(loss) on residential whole loans measured at fair value through earnings	$(102,339)	$224,273	$45,994	$89,850
Impairment and other net gain/(loss) on securities and other portfolio investments	(26,179)	22,024	(10,869)	6,225
Net gain/(loss) on real estate owned	24	888	3,136	9,392
Net gain/(loss) on derivatives used for risk management purposes	69,293	(70,342)	78,503	3,761
Net gain/(loss) on securitized debt measured at fair value through earnings	43,564	(111,689)	(64,813)	(99,589)
Lima One mortgage banking income	8,477	10,822	32,944	43,384
Net realized gain/(loss) on residential whole loans held at carrying value	—	(1,240)	418	(1,240)
Other, net	52	1,407	115	11,331
Other Income/(Loss), net	$(7,108)	$76,143	$85,428	$63,114

Operating and Other Expense:
Compensation and benefits	$18,021	$19,347	$87,654	$85,799
Other general and administrative expense	9,993	12,595	44,254	43,869
Loan servicing, financing and other related costs	11,044	8,010	35,306	34,136
Amortization of intangible assets	800	800	3,200	4,200
Operating and Other Expense	$39,858	$40,752	$170,414	$168,004

Income/(loss) before income taxes	$3,438	$89,731	$119,694	$80,442
Provision for/(benefit from) income taxes	$(2,471)	$(15)	$443	$278
Net Income/(Loss)	$5,909	$89,746	$119,251	$80,164
Less Preferred Stock Dividend Requirement	$8,219	$8,219	$32,875	$32,875
Net Income/(Loss) Available to Common Stock and Participating Securities	$(2,310)	$81,527	$86,376	$47,289

Basic Earnings/(Loss) per Common Share	$(0.02)	$0.80	$0.83	$0.46
Diluted Earnings/(Loss) per Common Share	$(0.02)	$0.76	$0.82	$0.46

Segment Reporting

At December 31, 2024, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured convertible senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(In Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended December 31, 2024
Interest Income	$106,243	$69,087	$2,998	$178,328
Interest Expense	76,095	46,901	4,530	127,526
Net Interest Income/(Expense)	$30,148	$22,186	$(1,532)	$50,802
Reversal/(Provision) for Credit Losses on Residential Whole Loans	(398)	—	—	(398)
Reversal/(Provision) for Credit Losses on Other Assets	—	—	—	—
Net Interest Income/(Expense) after Reversal/(Provision) for Credit Losses	$29,750	$22,186	$(1,532)	$50,404

Net gain/(loss) on residential whole loans measured at fair value through earnings	$(82,305)	$(20,034)	$—	$(102,339)
Impairment and other net gain/(loss) on securities and other portfolio investments	(26,273)	94	—	(26,179)
Net gain on real estate owned	797	(773)	—	24
Net gain/(loss) on derivatives used for risk management purposes	53,607	15,686	—	69,293
Net gain/(loss) on securitized debt measured at fair value through earnings	32,724	10,840	—	43,564
Lima One mortgage banking income	—	8,477	—	8,477
Net realized gain/(loss) on residential whole loans held at carrying value	—	—	—	—
Other, net	289	(661)	424	52
Other Income/(Loss), net	$(21,161)	$13,629	$424	$(7,108)

Compensation and benefits	$—	$9,238	$8,783	$18,021
Other general and administrative expense	—	4,334	5,659	9,993
Loan servicing, financing and other related costs	4,510	1,128	5,406	11,044
Amortization of intangible assets	—	800	—	800
Income/(loss) before income taxes	$4,079	$20,315	$(20,956)	$3,438
Provision for/(benefit from) income taxes	$—	$—	$(2,471)	$(2,471)
Net Income/(Loss)	$4,079	$20,315	$(18,485)	$5,909

Less Preferred Stock Dividend Requirement	$—	$—	$8,219	$8,219
Net Income/(Loss) Available to Common Stock and Participating Securities	$4,079	$20,315	$(26,704)	$(2,310)

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
December 31, 2024
Total Assets	$7,395,925	$3,632,472	$381,207	$11,409,604

December 31, 2023
Total Assets	$6,370,237	$4,000,932	$401,521	$10,772,690

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Realized gains and losses arising from loans sold to third-parties by Lima One shortly after the origination of such loans are included in Distributable earnings. The transaction costs are primarily comprised of costs only incurred at the time of execution of our securitizations and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of our securitizations and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from distributable earnings. During the third quarter of 2024, the Company changed the determination of Distributable earnings to exclude depreciation, for consistency with the reporting of similar non-cash expenses; this change has been reflected in all periods presented. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Distributable earnings should be used in conjunction with results presented in accordance with GAAP. Distributable earnings does not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
GAAP Net income/(loss) used in the calculation of basic EPS	$(2,396)	$39,870	$33,614	$14,827	$81,527
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	102,339	(143,416)	(16,430)	11,513	(224,272)
Securities held at fair value	26,273	(17,107)	4,026	4,776	(21,371)
Residential whole loans and securities at carrying value	—	(7,324)	(2,668)	(418)	332
Interest rate swaps	(46,632)	84,629	10,237	(23,182)	97,400
Securitized debt held at fair value	(47,267)	71,475	7,597	20,169	108,693
Other portfolio investments	(94)	1,503	1,484	—	254
Expense items:
Amortization of intangible assets	800	800	800	800	800
Equity based compensation	1,637	2,104	3,899	6,243	3,635
Securitization-related transaction costs	5,252	3,485	3,009	1,340	2,702
Depreciation	938	2,604	822	889	869
Total adjustments	43,246	(1,247)	12,776	22,130	(30,958)
Distributable earnings	$40,850	$38,623	$46,390	$36,957	$50,569

GAAP earnings/(loss) per basic common share	$(0.02)	$0.38	$0.32	$0.14	$0.80
Distributable earnings per basic common share	$0.39	$0.37	$0.45	$0.36	$0.49
Weighted average common shares for basic earnings per share	103,675	103,647	103,446	103,175	102,266

Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
GAAP Total Stockholders’ Equity	$1,841.8	$1,880.5	$1,883.2	$1,884.2	$1,899.9
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share	1,366.8	1,405.5	1,408.2	1,409.2	1,424.9
Adjustments:
Fair value adjustment to Residential whole loans, at carrying value	(15.3)	6.7	(26.8)	(35.4)	(35.6)
Fair value adjustment to Securitized debt, at carrying value	70.3	64.3	82.3	88.4	95.6
Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,421.8	$1,476.5	$1,463.7	$1,462.2	$1,484.9
GAAP book value per common share	$13.39	$13.77	$13.80	$13.80	$13.98
Economic book value per common share	$13.93	$14.46	$14.34	$14.32	$14.57
Number of shares of common stock outstanding	102.1	102.1	102.1	102.1	101.9

Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends and the performance of the housing, real estate, mortgage finance, broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business (including as a result of the new U.S. Presidential administration); MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, industry competition, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.